UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

PFO GLOBAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-167380	65-0434332
(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Esters Blvd., Suite 100, Irving, TX 75063

(Address of principal executive offices)

(972) 573-6135

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2015, PFO Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investment L.P. (the “Investor”), pursuant to which the Company sold, on November 13, 2015 (the “Closing Date”), an aggregate of $252,000 in principal amount of an 8% original issue discount senior secured convertible debenture, dated January 1, 2017 (the “Debenture”), for an aggregate purchase price of $225,000 to the Investor. Pursuant to the Securities Purchase Agreement, on the Closing Date the Company also issued to the Investor a warrant (the “Warrant”), to purchase an aggregate of 126,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment).

The Debenture matures on January 1, 2017, and accrues interest at the rate of 8% per annum. One quarter of the original principal amount of the Debenture is payable on each of July 1, 2016 and October 1, 2016, and the remaining principal amount of the Debenture is payable on January 1, 2017 (each, a “Periodic Redemption Date”). Accrued interest on the Debenture is payable on January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2016. Amounts of principal and accrued interest under the Debenture is convertible at the option of the Investor at any time into shares of Common Stock at an initial conversion price (as may be adjusted, the “Conversion Price”) of $2.00 per share, subject to certain ownership limitations and adjustment provisions. The Conversion Price is subject to reduction to an amount equal to 90% of the effective price per share of securities issued by the Company (i) in a registered offering of Common Stock or securities convertible into or exchangeable for shares of Common Stock (collectively “Common Stock Equivalents”) or (ii) in any other financing or series of financings of Common Stock or Common Stock Equivalents with gross proceeds of $4,000,000 or more (each, a “Triggering Event”). Beginning on the six month anniversary of Closing Date, the Company has the option, subject to certain conditions, to redeem some or all of the then outstanding principal amount of the Debenture for cash in an amount equal to the sum of (i) 120% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) any liquidated damages and other amounts due in respect of the Debenture. Pursuant to the terms of the Debenture, the Company has agreed to certain negative covenants, including not to incur or repay any other indebtedness, for so long as any portion of the Debenture remains outstanding.

The Warrant is exercisable for a period of five years from the Closing Date, at an initial exercise price (the “Exercise Price”) of $2.40 per share. In addition to customary adjustments for stock splits and the like, if a Triggering Event occurs, the Exercise Price is subject to reduction to the Conversion Price applicable as a result of such Triggering Event, in which event the number of shares of Common Stock issuable under the Warrant would be increased such that the aggregate Exercise Price payable under the Warrant, after taking into account the decrease in the Exercise Price, would be equal to the aggregate Exercise Price prior to such adjustment. If at any time after the six month anniversary of the date of the Purchase Agreement there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrant, then the Warrant may be exercised, in whole or in part, at such time on a “cashless exercise” basis.

The Company’s obligations under the Debenture are secured by a lien on all of the Company’s assets, including a pledge of the securities of the Company’s subsidiaries, pursuant to the terms of the existing Security Agreement (the “Security Agreement”) entered into as of June 30, 2015, between the Company and the Investor.

Pursuant to the terms of the Securities Purchase Agreement, the term of the Investor’s existing right of first refusal, pursuant to the terms of the Securities Purchase Agreement, dated June 30, 2015, between the Company and the Investor (the “June Purchase Agreement”), as described in the Current Report on Form 8-K filed by the Company on July 6, 2015, was extended through the first anniversary of the Closing Date. Subject to certain exceptions, the Company agreed (i) for a period of 180 days following the Closing Date, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, and (ii) until such time as the Debenture and Warrant are no longer outstanding, not to issue any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock at an effective per share purchase price of less than $2.40 (subject to adjustment for stock splits and the like), provided that after the time that the Debenture is no longer outstanding, the Company may receive a waiver from such restriction by paying the Investor an amount in cash equal to 15% of the purchase price paid by the Investor for the Debenture. If at any time during the period beginning on the six-month anniversary of the Closing Date and ending at such time as all of the shares of Common Stock underlying the Debenture and the Warrant (collectively, the “Securities”) can be sold without restriction or limitation pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), if the Company either (i) shall fail for any reason to satisfy the current public information requirements contained in Rule 144 or (ii) has ever been, or becomes in the future, an issuer described in section (i)(1)(i) of Rule 144, then the Company shall be obligated to pay to the Investor an amount in cash, as liquidated damages and not as a penalty, equal to 2% of the purchase price paid by the Investor for the Debenture per month until the applicable event giving right to such payments is cured (or the Investor is nonetheless able to transfer its Securities pursuant to Rule 144).

The foregoing summary provides only a brief description of the Securities Purchase Agreement, the Debenture and the Warrant. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and the agreements entered into in connection therewith, including the Debenture, is incorporated into this Item 2.03 by reference. The disclosure in this Item 2.03 is qualified by reference to the applicable information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on the Closing Date the Company consummated the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Debenture and the Warrant. The issuance and sale of the Debenture and the Warrant are exempt from registration under Section 4(a)(2) of the Securities Act because the transactions do not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Debenture or the Warrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of November 13, 2015, by and between PFO Global, Inc. and Hillair Capital Investment L.P.
10.2	Debenture, dated November 13, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.3	Warrant, dated November 13, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 17, 2015

PFO GLOBAL, Inc.

By	/s/ Tim Kinnear
Name: Tim Kinnear
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of November 13, 2015, by and between PFO Global, Inc. and Hillair Capital Investment L.P.
10.2	Debenture, dated November 13, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.3	Warrant, dated November 13, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.